Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals Appoints Melissa Bradford Klug as Senior Vice President of Business Development and Strategy

WALTHAM, Mass., June 11, 2014 — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today announced the appointment of Melissa Bradford Klug as senior vice president of business development and strategy. Ms. Klug brings a wealth of hands-on business development, licensing and strategic partnering experience, as well as extensive leadership skills to AMAG’s executive team. She joins AMAG today from Mallinckrodt Pharmaceuticals, where she completed a number of significant transactions, including two corporate development transactions within six months of Mallinckrodt’s spin out of Covidien. Ms. Klug will report directly to Frank Thomas, executive vice president and chief operating officer of AMAG, whose role will be expanded to include corporate development.

“We are pleased to welcome Melissa to AMAG as we continue the work to broaden our portfolio and build a diversified, multi-product specialty company. We have a number of active potential transactions underway and so she joins us at a very exciting time,” said Mr. Thomas. “Melissa’s proven ability to lead a team in developing and executing strategic transactions on a global scale, combined with her deep industry knowledge, will be a tremendous asset to AMAG and our shareholders.”

For more than 15 years, Ms. Klug has held a variety of senior strategic planning and business development positions in the life sciences industry. As vice president of corporate development at Mallinckrodt Pharmaceuticals, she executed multiple business development transactions and established key financial metrics to support investments or acquisitions of new technologies, assets and companies that aligned with the company’s strategic objectives, including the acquisition of CNS Therapeutics and two Phase III assets that formed the foundation for a pain franchise, generating more than $250 million in revenue annually. Ms. Klug also played leadership roles in business development at Baxter International and Eli Lilly and Company.

Ms. Klug holds a bachelor’s of science in chemistry from Maryville University in St. Louis, Missouri and a master’s of business administration from DePaul University in Chicago, Illinois.

“I am pleased to be joining AMAG at such a critical point in the company’s evolution,” said Ms. Klug. “I look forward to helping the company leverage its strong balance sheet to expand the current portfolio and achieve its strategic planning goals.”

Chris White, who has directed AMAG’s business development and alliance management functions since 2007, will be transitioning out of his role as chief business officer over the next several weeks.

“On behalf of everyone at AMAG, I want to thank Chris for his leadership over the years. His commitment and many achievements have contributed to a strong platform for future growth,” stated William Heiden, president and chief executive officer of AMAG.

Inducement Equity Awards

In connection with Ms. Klug’s entry into her employment agreement, Ms. Klug will be granted (i) an option to purchase 35,000 shares of common stock and (ii) 20,000 restricted stock units. The option will have an exercise price equal to the closing price of AMAG’s common stock on the grant date and will be exercisable in four equal annual installments beginning on the first anniversary of the grant date. The option will have a ten-year term and be subject to the terms and conditions of the stock option agreement pursuant to which the option will be granted. The restricted stock units will vest in four equal annual installments beginning on the first anniversary of the grant date and will be subject to the restricted stock unit agreement pursuant to which the restricted stock units will be granted. These equity awards will be granted without stockholder approval as inducements material to Ms. Klug entering into employment with AMAG in accordance with NASDAQ Listing Rule 5635(c)(4).

About AMAG

AMAG Pharmaceuticals, Inc. is a specialty pharmaceutical company that markets Feraheme® (ferumoxytol) Injection and MuGard® Mucoadhesive Oral Wound Rinse in the United States. Along with driving continued growth of its products, AMAG intends to continue to expand its portfolio through the in-license or purchase of additional specialty pharmaceutical products or companies. In particular, the company is seeking complementary products that will leverage its commercial infrastructure and focus on hematology and oncology centers, hospital infusion centers or other sites of care where iron is administered intravenously. AMAG is also evaluating products in other strategic areas of interest, products that may entail lower-risk late-stage development and transactions that could be financially beneficial to the company, such as those that potentially optimize after-tax cash flows or drive positive earnings. For additional company information, please visit www.amagpharma.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding: Ms. Klug’s contributions to the company and AMAG’s plans to expand its portfolio and drive continued growth of its products are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others: (1) uncertainties regarding the likelihood and timing of potential approval of Feraheme in the U.S. in the broader iron deficiency anemia (IDA) indication in light of the complete response letter AMAG received from the U.S. Food & Drug Administration (FDA)

informing AMAG that its supplemental new drug application for the broader indication could not be approved in its present form and stating that the company had not provided sufficient information to permit labeling of Feraheme for safe and effective use for the proposed broader indication, (2) the possibility that following FDA review of post-marketing safety data, including reports of serious anaphylaxis, cardiovascular events, and death, the FDA will request additional technical or scientific information, new studies or reanalysis of existing data, on-label warnings, post-marketing requirements/commitments or risk evaluation and mitigation strategies (REMS) in the current indication for Feraheme for IDA in adult patients with chronic kidney disease, (3) whether the label changes proposed by AMAG and/or Takeda Pharmaceutical Company Limited’s (Takeda) will be acceptable to the FDA or other regulatory authorities and what impact such changes, or such additional changes as the FDA or other regulators may require, will have on sales of Feraheme/Rienso, (4) uncertainties regarding AMAG’s  and Takeda’s  ability to successfully compete in the intravenous iron replacement market both in the US and outside the US, including the EU, as a result of limitations, restrictions or warnings in Feraheme’s/Rienso’s current or future label that put Feraheme/Rienso at a competitive disadvantage (ferumoxytol is marketed in the EU by Takeda as Rienso™), (5) uncertainties regarding Takeda’s ability to retain marketing authorization for Rienso in the EU in light of the ongoing review by the Pharmacovigilance Risk Assessment Committee of the European Medicines Agency, (6) uncertainties regarding Takeda’s ability to obtain regulatory approval for Rienso in the EU and Feraheme in Canada, in the broader IDA patient population, (7) the possibility that significant safety or drug interaction problems reported as part of periodic safety reports with respect to Feraheme/Rienso could affect sales or  the ability to market the product both in the US and outside of the US, (8) uncertainties regarding the manufacture of Feraheme/Rienso or MuGard, (9) uncertainties relating to our patents and proprietary rights, both in the US and outside of the US, (10) the risk of an Abbreviated New Drug Application (ANDA) filing following the FDA’s recently published draft bioequivalence recommendation for ferumoxytol, (11) uncertainties regarding AMAG’s ability to compete in the oral mucositis market in the U.S. and (12) other risks identified in AMAG’s Securities and Exchange Commission (SEC) filings, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and subsequent filings with the SEC. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals and Feraheme are registered trademarks of AMAG Pharmaceuticals, Inc.  MuGard is a registered trademark of Access Pharmaceuticals, Inc.  Rienso is a trademark of Takeda Pharmaceutical Company Limited.

AMAG Pharmaceuticals, Inc. Contact:

Katie Payne, 617-498-3303